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                                                                    EXHIBIT 2.2


                               AMENDMENT NUMBER 1
                         TO PLAN AND AGREEMENT OF MERGER


      This is Amendment Number 1 (the "Amendment Agreement"), dated as of October 31, 1997, to the Plan and Agreement of Merger dated as of June 10, 1997 between Pacific Greystone Corporation and Lennar Corporation (the "Merger Agreement"). The Merger Agreement is amended, effective immediately, as follows:

      1. The Restated Certificate of Incorporation of the Surviving Corporation which is attached as Exhibit 2.1 to the Merger Agreement is replaced by the revised Restated Certificate of Incorporation which is attached to this Amendment Agreement.

      2. The list of Directors of the Surviving Corporation which is attached as
Exhibit 2.3 to the Merger Agreement is replaced by the revised Exhibit 2.3 which is attached to this Amendment Agreement.

      3. The description of assets to be transferred to the Land Joint Venture in Exhibit 4.1-J(2) to the Merger Agreement is replaced by the revised Exhibit 4.1-J(2) which is attached to this Amendment Agreement.

      4. The description of Option Prices which is contained in Exhibit 6.1-M(1) to the Merger Agreement is replaced by the revised Exhibit 6.1-M(1) which is attached to this Amendment Agreement.

      5. All references in the Merger Agreement to "Agreement" are hereby amended and shall be deemed to refer to the Merger Agreement as amended by this Amendment Agreement.

      Except as expressly provided in this Amendment Agreement, the Merger Agreement shall remain in full force and effect and unmodified.
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      IN WITNESS WHEREOF, the parties have executed this Amendment Agreement, intending to be legally bound by it, on the day shown in the first paragraph of this Amendment Agreement.

                                    LENNAR CORPORATION


                                    By: /s/ Stuart A. Miller
                                       ------------------------------
                                        Title: President


                                        PACIFIC GREYSTONE CORPORATION


                                    By: /s/ Jack R. Harter
                                       ------------------------------
                                        Title: President


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